Exhibit 107

Calculation of Filing Fee Tables

Schedule 13E-3
(Form Type)

Vitru Limited
(Name of the Issuer)

Vitru Brasil Empreendimentos, Participações e Comércio S.A.
Vitru Limited
(Name of Person(s) Filing Statement)

Table 1: Transaction Valuation

	Transaction Valuation(1)	Fee Rate	Amount of Filing Fee(2)
Fees to Be Paid	U.S.$131,233,749.02	0.0001102	U.S.$14,461.96
Fees Previously Paid	N/A		N/A
Total Transaction Valuation	U.S.$131,233,749.02
Total Fees Due for Filing			U.S.$14,461.96
Total Fees Previously Paid			N/A
Total Fee Offsets			N/A
Net Fee Due			U.S.$14,461.96

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		Form F-4	333-274353	September 6, 2023		U.S.$14,461.96
Fees Offset Sources	Vitru Brasil Empreendimentos, Participações e Comércio S.A.	Form F-4	333-274353		September 6, 2023		U.S.$14,461.96(3)

(1)	Calculated solely for the purpose of determining the filing fee in accordance with Rule 0-11(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Represents the maximum number of Vitru Limited’s common shares estimated to be issuable upon completion of the transaction described in the Registration Statement on Form F-4 filed on September 6, 2023 by Vitru Brasil Empreendimentos, Participações e Comércio S.A. in connection with the transaction reported hereby but does not include any common shares of Vitru Brasil Empreendimentos, Participações e Comércio S.A. to be issued to certain existing shareholders of Vitru Limited that are not U.S. persons that are being offered pursuant to the exemption provided by Regulation S under the Securities Act or other applicable exemptions and is based upon the product of (a)(x) 8,232,983 common shares of Vitru Limited times (y) one, which is the assumed exchange ratio for the purposes of the initial filing of the Registration Statement on Form F-4 filed on September 6, 2023 by Vitru Brasil Empreendimentos, Participações e Comércio S.A., times (b) U.S.$15.94 (the average of the high and low prices of shares of Vitru Limited as reported on the Nasdaq Global Select Market on September 7, 2023).

(2)	The amount of the filing fee, calculated in accordance with Exchange Act Rule 0-11(b)(1) and the Securities and Exchange Commission Fee Rate Advisory #1 for Fiscal Year 2023, was calculated by multiplying the Transaction Valuation by 0.00011020.

(3)	Vitru Brasil Empreendimentos, Participações e Comércio S.A. previously paid U.S.$14,461.96 upon the filing of its Registration Statement on Form F-4 on September 6, 2023 in connection with the transaction reported hereby.